UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2010

REAL ESTATE ASSOCIATES LIMITED VI

(Exact name of Registrant as specified in its charter)

California	0-13112	95-3778627
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited VI, a California limited partnership (the “Registrant”), holds a 95% limited partnership interest in Charlton Housing Associates Limited Partnership, a Massachusetts limited partnership (“Charlton Housing” or “Seller”). As previously disclosed, on January 25, 2010, Charlton Housing sold its sole investment property, Cady Brook Apartments (“Cady Brook”), to a third party, CBA Housing Limited Partnership, a Massachusetts limited partnership (“Purchaser”), for a gross sales price of approximately $1,588,000.  As previously disclosed, the Registrant expected to receive proceeds once the sale proceeds were released to the Seller.  On February 11, 2010, the Registrant received a distribution of approximately $116,000 from the sales proceeds. The Registrant had no investment balance in Cady Brook at September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VI

By: National Partnership Investments Corp.
Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: February 18, 2010